Exhibit 99.1

                                                                    News Release


FOR IMMEDIATE RELEASE
---------------------

Contact:
Dr. James H. Kelly, Chief Executive Officer (281) 679-7900

STEM CELL INNOVATIONS PRODUCES HUMAN PLURIPOTENT STEM CELLS; CELLS ELIGIBLE FOR USE IN GOVERNMENT FUNDED LABORATORIES

Scotch Plains, NJ - March 29, 2006 - Dr. James H. Kelly, Chief Executive Officer of Stem Cell Innovations, Inc. (OTCBB: SCLL), will present data today at the Keystone Symposium on Stem Cells in Vancouver demonstrating that the Company has produced multiple lines of human pluripotent stem cells. Because these cells are derived from fetal tissue, not early embryos, they are eligible for use in laboratories funded by the National Institutes of Health.

Stem cells are cells that can produce additional stem cells as well as one or more other types of cells. Pluripotent stem cells can develop into most, if not all, of the tissues of the organism. To date, two types of mammalian stem cells have been shown to be truly pluripotent: the well-known embryonic stem cells (ES cells), which are cultured from very early embryos and are patented by the University of Wisconsin, and the lesser-known embryonic germ cells (EG cells), which are developed from fetal gonadal tissue. EG cells were originally developed by Dr. Brigid Hogan and have been patented and licensed exclusively to Amphioxus Cell Technologies, Inc., a wholly owned subsidiary of the Company, but have been used in only a few laboratories because of the difficult nature of their isolation and growth. While the widespread use of ES cells has been hampered by ethical issues and government funding limitations, Congressional legislation treats fetal tissue differently. The U.S. Department of Health and Human Services has stated that research involving the derivation and use of EG cells may be conducted with Federal support (http://www.hhs.gov/ohrp/ humansubjects/guidance/stemcell.pdf).

In his presentation at the Symposium, Dr. Kelly will present data demonstrating that Company scientists were able to overcome many of the problems inherent in the production of EG cells. First, the Company's cell lines are able to maintain their undifferentiated state and normal chromosome complement. Second, the Company is able to produce its cell lines without feeder layers (layers of foreign cells used as an environment to grow the stem cells which can complicate the process and result in contamination of the stem cells). Finally, the Company is able to efficiently develop multiple lines, the first step in creating banks of cells that can be matched to patients in cell therapies.
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"We believe that we can make these cells efficiently and reproducibly. The
Company is considering ways in which to make these cells widely available to scientists and believes that these cells can make a significant contribution to our further understanding of stem cell biology and its accelerated commercial development," Dr. Kelly said.

About Stem Cell Innovations, Inc.

Stem Cell Innovations, through its wholly owned subsidiary, Amphioxus Cell Technologies, which is based in Houston, Texas, is a cell biology company. It utilizes its proprietary C3A human liver cell line in the field of drug discovery and toxicology testing and is also engaged in the development and production of its proprietary PC(TM) pluripotent stem cells. These human cell-based disease models create a platform for the discovery, testing and development of all therapeutic modalities including small molecules, cell-based therapeutics, small interfering RNAs and antibodies.

A full copy of Dr. Kelly's presentation can be seen in the Company's Current Report on Form 8-K, filed on March 29, 2006, Exhibit 99.2 at http://www.sec.gov/ cgi-bin/browse-edgar?company=&CIK=scll&filenum=&State=&SIC=&owner=exclude&action
=getcompany.

This report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward looking statements. Forward-looking statements are not statements of historical facts, but rather reflect our current expectations concerning future events and results. We use words such as "expects", "intends", "believes", "may", "will" and "anticipates" to indicate forward-looking statements. Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements, including, but not limited to, those risks and uncertainties detailed in the Company's periodic reports filed with the Securities and Exchange Commission. We caution that these risk factors may not be exhaustive. We operate in a continually changing business environment, and new risk factors emerge from time to time. We cannot predict these new risk factors, nor can we assess the effect, if any, of the new risk factors on our business or the extent to which any factor or combination of factors may cause actual results to differ from those expressed or implied by these forward-looking statements.

If any one or more of these expectations and assumptions proves incorrect, actual results will likely differ materially from those contemplated by the forward-looking statements. Even if all of the foregoing assumptions and expectations prove correct, actual results may still differ materially from those expressed in the forward-looking statements as a result of factors we may not anticipate or that may be beyond our control. While we cannot assess the future impact that any of these differences could have on our business, financial condition, results of operations and cash flows or the market price of shares of our common stock, the differences could be significant. We do not undertake to update any forward-looking statements made by us, whether as a result of new information, future events or otherwise. You are cautioned.